                                                                EXHIBIT 10.3


                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT, dated as of March 1, 1997, is made by and between NEUROCRINE BIOSCIENCE, INC., a Delaware corporation (hereinafter the "Company"), and PAUL W. HAWRAN (hereinafter "Executive").

                                R E C I T A L S

        WHEREAS, the Company and Executive entered into an employment agreement as of May 8, 1993;

        WHEREAS, the Company and Executive wish to set forth in this Agreement the terms and conditions under which Executive is to be continued to be employed by the Company on and after the date hereof; and

        WHEREAS, the Company wishes to be assured that Executive will be available to the Company for an additional three (3) years after March 1, 1997.

        NOW, THEREFORE, the Company and Executive, in consideration of the mutual promises set forth herein, agree as follows:

                                   ARTICLE 1

                               TERM OF AGREEMENT

        1.1 Commencement Date. Executive's employment with the Company under this Agreement shall commence as of March 1, 1997 ("Commencement Date") and this Agreement shall expire after a period of three (3) years from the Commencement Date, unless terminated earlier pursuant to Article 6.

        1.2 Renewals. The term of this Agreement shall be automatically renewed for successive, additional three (3) year terms unless either party delivers written notice to the other at least ninety (90) days prior to the expiration date of this Agreement of an intention to terminate this Agreement or to renew it for a term of less than three (3) years but not less than (1) year. If the term of this Agreement is renewed for a term of less than three
(3) years, then thereafter the term of this Agreement shall be automatically renewed for successive, additional identical terms unless either party delivers a written notice to the other at least ninety (90) days prior to a terminate date of this Agreement of an intention to terminate this Agreement or to renew it for a different term of not less than one (1) year.

        If this Agreement has not been terminated earlier pursuant to Article 6 and this Agreement is not renewed at the end of any term hereof by the Company for any reason except death, disability or retirement or other voluntary resignation of Executive, then (a) the Company shall pay to Executive all "Accrued Compensation" (as such term is defined in Section 6.1); (b) the Company shall continue to pay Executive as provided herein Executive's Base Salary over the period equal to twelve (12) months from the date of such nonrenewal of this Agreement as severance compensation; (c) the nonvested portion of the one-time contract renewal stock option grant described in
Section 3.2 shall be fully vested; and (d) the Company shall pay all costs which the Company otherwise would have incurred to maintain all of Executive's health and welfare, and retirement benefits (either on the same or substantially's equivalent terms and conditions) if the Executive had continued to render services to the Company for twelve (12) continuous months after the date of such nonrenewal of this Agreement. The Company shall have no further obligations to Executive other than those set forth in the preceding sentence. During such period when such Base Salary severance compensation is being paid to Executive, Executive shall not (i) engage, directly or indirectly, in providing services to any other business program or project that is competitive to a program or project being conducted by the Company or any Affiliated Company at the time of non-renewal (provided that Executive may own less than two percent (2%) of the outstanding securities of any publicly traded corporation), or (ii) solicit or attempt to solicit on behalf of himself or any other party any employee or exclusive consultant to the Company.

                                   ARTICLE 2

                               EMPLOYMENT DUTIES

        2.1 Title/Responsibilities. Executive hereby accepts employment with the Company pursuant to the terms and conditions hereof. Executive agrees to serve the Company in the position of Senior Vice President and Chief Financial Officer. Executive shall report to the President and Chief Executive Officer. Executive shall have the powers and duties commensurate with such position, including not but limited to hiring personnel necessary to carry out the responsibilities for such position as set forth in the annual business plan approved by the Board of Directors of the Company (the "Board").

        2.2 Full Time Attention. Executive shall devote his best efforts and his full business time and attention to the performance of the services customarily incident to such office and to such other services as the President or Board may


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
reasonably request, provided that Executive may also serve on the Boards of Directors of one or more other companies with the prior written consent of the Board at a regularly scheduled meeting of the Board.

        2.3 Other Activities. Except upon the prior written consent of the Board of Directors, Executive shall not during the period of employment engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any other corporation or entity that directly or indirectly controls, is controlled by, or is under common control with the Company (a "Affiliated Company"), provided that Executive may own less than two percent of the outstanding securities of any such publicly traded competing corporation.

                                   ARTICLE 3

                                  COMPENSATION

        3.1 Base Salary. Executive shall receive a Base Salary at an annual rate of Two Hundred Nine Thousand Seven Hundred Forty Dollars ($209,740), payable every two weeks in equal installments in accordance with the Company's normal payroll practices. The Company's Board of Directors shall provide Executive with annual performance reviews, and, thereafter, Executive shall be entitled to such increase in Base Salary as the Board of Directors may from time to time establish in its sole discretion.

        3.2 One-Time Renewal Bonus. The Company shall provide Executive a one-time contract renewal stock option grant in the form of an option to purchase fifty thousand (50,000) shares of the common stock of the Company, the maximum number of which shall be pursuant to Incentive Stock Options under the Neurocrine Biosciences, Inc. Stock Option/Stock Issuance Plan. The entire number of shares granted under such option, both Incentive and Non-Statutory, shall vest over four (4) years, with such vesting to be in accordance with the terms of the Neurocrine BioSciences, Inc. Stock Option/Stock Issuance Plan. The exercise price of this option shall be equal to the fair market value of the Company's common stock on the date of grant, which shall be the date this Agreement is approved by the Board or the Compensation Committee of the Board.

        3.3 Incentive Bonus. In addition to any other bonus Executive shall be awarded by the Company's Board of Directors, the Company shall pay Executive a bonus payment of up to fifty thousand dollars ($50,000) annually based upon achievement by the Company against 6 to 8 impact goals approved by the Board of Directors annually. Such goals shall be set forth in writing by the Board within ninety (90) days after the start of the

Company's fiscal year and a copy shall be delivered to Executive within fifteen
(15) days thereafter. The Board of Directors shall, in their sole discretion, determine whether such impact goals have been obtained.

        3.4 Withholdings. All compensation and benefits payable to Executive hereunder shall be subject to all federal, state local and other withholdings and similar taxes and payments required by applicable law.

                                   ARTICLE 4

                     EXPENSE ALLOWANCES AND FRINGE BENEFITS

        4.1     Vacation.  Executive shall be entitled to the greater of three
(3) weeks of annual paid vacation or the amount of annual paid vacation to which Executive may become entitled under the terms of Company's vacation policy for employees during the term of this Agreement.

        4.2 Benefits. During the term of this Agreement, the Company shall also provide Executive with the usual health insurance benefits its generally provides to its other senior management employees. As Executive becomes eligible in accordance with criteria to be adopted by the Company, the Company shall provide Executive with the right to participate in and to receive benefits from life, accident, disability, medical, pension, bonus, stock, profit-sharing and savings plans and similar benefits made available generally to employees of the Company as such plans and benefits may be adopted by the Company, provided that Executive shall during the term of this Agreement be entitled to receive at a minimum standard medical and dental benefits similar to those typically afforded to Chief Financial Officer in similar sized biotechnology companies. The amount and extend of benefits to which Executive is entitled shall be governed by the specific benefit plan as it may be amended from time to time.

        4.3 Stock Loans. Certain indebtedness in the aggregate amount of $15,000, incurred by the Executive in connection with the purchase of securities from the Company, shall be repaid in accordance with the terms and conditions of the Promissory Note between the Executive and the Company in the form attached hereto as Exhibit A.

        4.4 Relocation Loan. The Company has previously loaned to Executive the principal amount of $87,500 relating to certain relocation expenses. The parties agree that the terms of the loan shall be changed as of the date of this Agreement such that the loan shall be changed as of the date of this Agreement such that the loan shall have a term ending March 1, 2000 and an interest rate of six percent (6%) per annum. Executive agrees to execute a Promissory Note in the form attached hereto as Exhibit B. Such principal indebtedness and all interest accrued to that


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
date shall be forgiven ratably on each of March 1, 1998, March 1, 1999 and March 1, 2000 as long as Executive continues to provide services for the Company until the relevant date. If Executive's employment is terminated for Cause (as defined in Section 6.3 below), or as a result of death, disability, retirement or other voluntary resignation prior to March 1, 2000, the outstanding balance shall immediately be due and payable.

        4.5 Business Expense Reimbursement. During the term of this Agreement, Executive shall be entitled to receive proper reimbursement for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder.

        Executive agrees to furnish to the Company adequate records and other documentary evidence of such expenses for which Executive seeks reimbursement. Such expenses shall be reimbursed and accounted for under the policies and procedures established by the Company and the Audit Committee of the Board of Directors.

                                   ARTICLE 5

                                CONFIDENTIALITY

        5.1 Proprietary Information. Executive represents and warrants that he has previously executed and delivered to the Company the Company's standard Proprietary Information and Inventions Agreement in form acceptable to the Company's counsel.

        5.2 Return of Property. All documents, records, apparatus, equipment and other physical property which is furnished to or obtained by Executive in the course of his employment with the Company shall be and remain the sole property of the Company. Executive agrees that, upon the termination of his employment, he shall return all such property (whether or not it pertains to Proprietary Information as defined in the Proprietary Information and Inventions Agreement), and agrees not to make or retain copies, reproductions or summaries of any such property.

                                   ARTICLE 6

                                  TERMINATION

        6.1 By Death. The period of employment shall terminate automatically upon the death of Executive. In such event, the Company shall pay to Executive's beneficiaries or his estate, as the case may be, any accrued Base Salary, any bonus compensation

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
to the extent earned, any vested deferred compensation (other than pension plan or profit-sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive's rights under such plans, any accrued vacation pay and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination (collectively "Accrued Compensation"), but no other compensation or reimbursement of any kind, including, without limitation, severance compensation, and thereafter, the Company's obligations hereunder shall terminate.

        6.2 By Disability. If Executive is prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of 120 consecutive days, or for 180 days in the aggregate in any 365-day period, then, to the extent permitted by law, the Company may terminate the employment of Executive at such time. In such event, the Company shall continue to pay Executive all Accrued Compensation, and shall continue to pay to Executive the Base Salary until such time (but not more than 90 days following termination), as Executive shall become entitled to receive disability insurance payments under the disability insurance policy maintained by the Company, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate. Nothing in this Section shall affect Executive's rights under any disability plan in which he is a participant.

        6.3 By Company for Cause. The Company may terminate the Executive's employment for Cause (as defined below) without liability at any time with or without advance notice to Executive. The Company shall pay Executive all Accrued Compensation, but not other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate. Termination shall be for "Cause" in the event of the occurrence of any of the following: (a) any intentional action or intentional failure to act by Executive which was performed in bad faith and to the material detriment of the Company; (b) Executive intentionally refuses or intentionally fails to act in accordance with any lawful and proper direction or order of the Board; (c) Executive willfully and habitually neglects the duties of employment; or (d) Executive is convicted of a felony crime involving moral turpitude, provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to Executive describing the nature of such event and Executive shall thereafter have ten (10) business days to cure such event.

        6.4 Termination Without Cause. At any time, the Company may terminate the employment of Executive without liability other than as set forth below, for any reason not specified in Section 6.3 above, by giving thirty 930) days advance written

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
notice to Executive. If the Company elects to terminate Executive pursuant to this Section 6.4, (a) the Company shall pay to Executive all Accrued Compensation; (b) the Company shall continue to pay to Executive as provided herein Executive's Base Salary over the period equal to twelve (12) months from the date of such termination as severance compensation; (c) if Executive's employment terminates in the second half of the Company's fiscal year, the Company shall make a lump-sum payment to Executive in an amount equal to a pro rate portion of the Executive's annual actual cash incentive bonus for Company's fiscal year preceding the year of termination based on the number of completed months of Executive's employment in the fiscal year divided by twelve
(12); (d) the vesting of all outstanding stock options held by Executive shall be accelerated so that the amount of shares vested under such options shall equal that number of shares which would have been vested if the Executive had continued to render services to the Company for twelve (12) continuous months after the date of his termination of employment; and (e) the Company shall pay all costs which the Company would otherwise have incurred to maintain all of Executive's health and welfare, and retirement benefits (either on the same or substantially equivalent terms and conditions) if the Executive had continued to render services to the Company for twelve (12) continuous months after the date of his termination of employment. The Company shall have no further obligations to Executive other than those set forth in the preceding sentence. During the period when such Base Salary severance compensation is being paid to Executive, Executive shall not (i) engage, directly or indirectly, in providing services to any other business program or project that is competitive to a program or project being conducted by the Company or any Affiliated company at the time of such employment termination (provided that Executive may own less than two percent (2%) of the outstanding securities of any publicly traded corporation), or (ii) solicit, or attempt to solicit on behalf of himself or any other party any employee or exclusive consultant of the Company. If the Company terminates this Agreement or the employment of Executive with the Company other than Pursuant to Section 6.1, 6.2 or 6.3, then this Section 6.4 shall apply.

        6.5 Constructive Termination. A Constructive Termination shall be deemed to be a termination of employment of Executive without cause pursuant to
Section 6.4. For purposes of this Agreement, a "Constructive Termination" means that the Executive voluntary terminates his employment after any of the following are undertaken without Executive's express written consent:

                (a) the assignment to Executive of any duties or responsibilities which result in any diminution or adverse change of Executive's position, status or circumstances of employment; or any removal of Executive from or any failure to re-elect Executive to any of such positions, except in connection with the termination of his employment for death,



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disability, retirement, fraud, misappropriation, embezzlement (or any other occurrence which constitutes "Cause" under Section 6.3) or any other voluntary termination of employment by Executive other than a Constructive Termination.

                (b) a reduction by the Company in Executive's annual Base Salary by greater than five percent (5%);

                (c) a relocation of Executive, or the Company's principal executive offices if Executive's principal office is at such offices, to a location more than forty (40) miles from the location at which Executive is then performing his duties, except for an opportunity to relocate which is accepted by Executive in writing;

                (d) any material breach by the Company of any provision of this Agreement; or

                (e) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

        6.6 Termination Following Change in Control. In the event of a non-renewal of this Agreement, a termination without Cause or a Constructive Termination within eighteen (18) months following a Change in Control, Executive shall receive the same benefits package as Executive would have received upon a termination without Cause (except that the payment of Base Salary shall be made in the form of a lump sum), and in addition, the vesting of all outstanding stock options held by Executive shall be accelerated so that the options are immediately exercisable in full.

        6.7 Change in Control. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the term of Executive's employment hereunder, any of the following events shall occur:

        (a) The Company is merged, or consolidated, or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such transaction;

        (b) The Company sells all or substantially all of its assets or any other corporation or other legal person and thereafter, less than 50% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

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
        (c)  There is a report filed after the date of this Agreement on
Schedule 13 D or Schedule 14 D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (as the term "person" is used in
Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) representing 50% or more of the combined voting power of the then-outstanding voting securities of the Company;

        (d) The Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to item 1 of Form 8-X thereunder or Item 5(f) of Schedule 14 A thereunder (or any successor schedule, form or report or item therein) that the change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

        (e) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election to the nomination for election by the Company's shareholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such period.

        6.8 Termination by Executive. At any time, Executive may terminate his employment by giving thirty (30) days advance written notice to the Company, The Company shall pay Executive all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate.

        6.9 Mitigation. Except as otherwise specifically provided herein, Executive shall not be required to mitigate the amount of any payment provided under this Agreement by seeking other employment or self-employment, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or through self-employment or by retirement benefits after the date of Executive's termination of employment from the Company.

        6.10 Coordination. If upon termination of employment Executive becomes entitled to rights under other plans, contracts or arrangements entered into by the Company, this Agreement shall be coordinated with such other arrangements so that Executive's rights under this Agreement are not reduced,

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
and that any payments under this Agreement offset the same types of payments otherwise provided under such other arrangements, but do not otherwise reduce any payments or benefits under such other arrangements to which Executive becomes entitled.

                                   ARTICLE 7

                               GENERAL PROVISIONS


        7.1 Governing Law. The validity, interpretation, construction and performance of this Agreement and the rights of the parties thereunder shall be interpreted and enforced under California law without reference to principles of conflicts of laws. The parties expressly agree that inasmuch as the Company's headquarters and principal place of business are located in California, it is appropriate that California law govern this Agreement.

        7.2     Assignment; Successors; Binding Agreement.

        7.2.1 Executive may not assign, pledge or encumber his interest in this Agreement or any part thereof.

        7.2.2 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law or by agreement in form and substance reasonably satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

        7.2.3 This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributee, devisees and legatees. If Executive should die while any amount is at such time payable to him hereunder, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legates or other designee or, if there be no such designee, to his estate.

        7.3 Certain Reduction of Payments. In the event that any payment or benefit received or to be received by Executive under this Agreement would result in all or a portion of such payment to be subject to the excise tax on "golden parachute payments" under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then Executive's payment shall be either (a) the full payment or (b) such lesser amount which would result in no portion of the payment being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the excise tax imposed


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
by Section 4999 of the Code, results in the receipt by Executive on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code.

        7.4 Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

        To the Company:         Neurocrine Biosciences, Inc.
                                3050 Science Park Road
                                San Diego, CA 92121
                                Attn: Chairman of Compensation
                                         Committee

        To Executive:           Mr. Paul W. Hawran
                                P.O. Box 1162
                                Rancho Santa Fe, CA 92067

        7.5 Modification; Waiver; Entire Agreement. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of the Company. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

        This Agreement supersedes and amends and restates the Employment Agreement dated May 8, 1993 as amended and supplemented between the Company and the Executive.

        7.6 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        7.7 Controlling Document. Except to the extent described in Section 6.10, in case of conflict between any of the terms and conditions of this Agreement and the documents herein referred to, the terms and conditions of this Agreement shall control.

        7.8 Executive Acknowledgement. Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

        7.9     Remedies.

        7.9.1 Injunctive Relief. The parties agree that the services to be rendered by Executive hereunder are of a unique nature and that in the event of any breach or threatened breach of any of the covenants contained herein, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

        7.9.2     Exclusive. Both parties agree that the remedy specified in
Section 7.9.1 above is not exclusive of any other remedy for the breach by Executive of the terms hereof.

        7.10 Counterparts. This agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.



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
        7.11 Prevailing Party Expenses. In the event that any action or proceeding is commenced to enforce the provisions of this Agreement, the court adjudicating such action or proceeding shall award to the prevailing party all costs and expenses thereof, including, but not limited to, reasonable attorneys' fees, court costs, and all other related expenses.

        Executed by the parties as of the day and year first above written.


                                        NEUROCRINE BIOSCIENCES, INC.


                                        By      /s/ GARY LYONS
                                           --------------------------------
                                           Its         CEO
                                               ----------------------------


                                        EXECUTIVE:


                                        /s/ PAUL W. HAWRAN
                                        -----------------------------------
                                                  Paul W. Hawran



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
                                   EXHIBIT A

                                PROMISSORY NOTE

$15,000.00                                                         March 1, 1997

        - Paul W. Hawran ("Obligor"), for value received, hereby promises to pay to the order of Neurocrine Biosciences, Inc., a Delaware corporation ("Payee" or the "Company"), at its principal office, the principal sum of Fifteen Thousand Dollars ($15,000.00) with interest thereon at the rate of six percent (6%) per annum on the unpaid balance of the principal sum. Accrued interest shall be due and payable quarterly on the last day of every March, June, September, and December. Interest note paid when due shall be added to principal and shall thereafter likewise bear interest. All principal together with all unpaid accrued interest shall be due and payable on March 31, 1999. All payments hereunder shall first be applied towards the payment of accrued and unpaid interest and then shall be applied towards outstanding principal. This Note may be prepaid, in whole or in part, at any time without premium or penalty.

        This Note shall be due and payable in full ninety (90) days following the voluntary termination of Obligor's employment with the Company, or the termination of such employment by the Company for Cause as set forth in the Employment Agreement dated as of March 1, 1997 between the Company and Obligor.

        In the event that Obligor fails to make payment on any date for payment hereinabove specified of all principal and interest due hereunder on such date, Obligor shall be deemed to be in default hereunder. In the event of such default, Payee may, at Payee's option and in Payee's sole discretion, fifteen
(15) days after giving notice of default to Obligor, accelerate the maturity of all amounts due under this Note by giving notice of such acceleration if such default has not been cured in such fifteen (15) day period.

        This Note is secured by a pledge of 3,750 shares of Common Stock of the Company (the "Shares"), pursuant to the provisions of the Security Agreement dated as of the date hereof and in the form attached hereto as Schedule 1. In the event of a default hereunder, Payee in addition to its rights to foreclose on the Shares shall have full recourse to all other remedies available to it. The Company or other holder of this Note shall have full recourse against obligor, and shall not be required to proceed against the Shares or other collateral securing this Note in the event of default.

        Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

        If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings, or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Payee.

        Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

        If to Payee:    Neurocrine Biosciences, Inc.
                        3050 Science Park Road
                        San Diego, CA 92121
                        Attn: Chairman, Compensation Committee

        If to Obligor:  Paul W. Hawran
                        P.O. Box 1162
                        Rancho Santa Fe, CA 92067

        Any payment shall be deemed made upon receipt by Payee. Payee or Obligor may change their address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.


                                               OBLIGOR:


                                               /s/ PAUL W. HAWRAN
                                               -----------------
                                               Paul W. Hawran

                                   Schedule 1

                               SECURITY AGREEMENT

        THIS SECURITY AGREEMENT, entered into as of March 1, 1997, between NEUROCRINE BIOSCIENCES, INC., a Delaware corporation (the "Company"), and PAUL
W. HAWRAN (the "Obligor"),

                              W I T N E S S E T H:

        WHEREAS, the Company has loaned to the Obligor the sum of  $15,000; and

        WHEREAS, the Obligor has executed and delivered to the Company a full-recourse promissory note dated as of March 1, 1997 evidencing such loan (the "Note") and has agreed to pledge 3,750 shares of Common Stock of the Company (the "Shares") as security for the payment of the Note:

        NOW, THEREFORE, it is agreed as follows:

        1. The Obligor hereby delivers to the Company one or more certificates representing the Shares, together with two Assignments Separate From Certificate signed by the Obligor. The Obligor hereby pledges and grants a security interest in the Shares, including any shares into which the Shares may be converted and all proceeds of the Shares, as security for the timely payment of all of the Obligor's obligations under the Note and for the Obligor's performance of all of its obligations under this Agreement. In the event of a default in payment of the Note, the Obligor hereby appoints the Company as his true and lawful attorney to take such action as may be necessary or appropriate to cause the Shares to be transferred into the name of the Company or any assignee of the Company and to take any other action on behalf of the Obligor permitted hereunder or under applicable law.

        2. The Company agrees to hold the Shares as security for the timely payment of all of the Obligor's obligations under the Note and for the Obligor's performance of all of its obligations under this Agreement, as provided herein. At no time shall the Company dispose of or encumber the Shares, except as otherwise provided in this Agreement.

        3. Subject to the rights of Obligor provided for in this Agreement, Obligor hereby irrevocably appoints the Company as Obligor's attorney-in-fact, coupled with an interest, with full authority in the place and stead of Obligor and in the name of Obligor, the Company or otherwise, from time to time in the Company's sole discretion, to take any action, execute any document, instrument or other agreement which the Company may deem necessary or advisable, in its sole discretion, to accomplish the purposes of this Agreement, including without limitation, to arrange for the transfer of the Pledged Shares on the books of the issuer to the name of the Company.

        4. At all times while the Company is holding the Shares as security under this Agreement, the Company shall:

                (a) Collect any dividends that may be declared on the Shares and credit such dividends against any accrued interest or unpaid principal under the Note, as part payment;

                (b) Collect and hold any shares that may be issued upon conversion of the Shares; and

                (c) Collect and hold any other securities or other property that may be distributed with respect to the Shares.

Such shares and other securities or property shall be subject to the security interest granted in Section 1 of this Agreement and shall be held by the Company under this Agreement.

        5. While the Company holds the Shares as security under this Agreement, the Obligor shall have the right to vote the Shares at all meetings of the Company's shareholders; provided that the Obligor is not in default in the performance of any term of this Agreement or in any payment due under the Note. The Company shall execute due and timely proxies in favor of Obligor to this end. In the event of such a default, the Company shall have the right to the extent permitted by law to vote and to give consents, ratifications and waivers and take any action with respect to the Shares with the same force and effect as if the Company were the absolute and sole owner of the Shares.

        6. Upon payment in full of the outstanding principal balance of the Note and all interest and other charges due under the Note, the Company shall release from pledge and redeliver to the Obligor the certificate(s) representing the Shares and the Assignment Separate From Certificate forms. If the Company has had the Shares transferred on the books of the issuer in order to perfect its security interest, the Company shall execute upon such release the necessary Assignments Separate From Certificate to transfer the Shares to Obligor.

        7. In the event that the Obligor fails to perform any terms of this Agreement or fails to make any payment when due under the Note, the Company shall have all of the rights and remedies of a creditor and secured party at law and in equity, including (without limitation) the rights and remedies provided under the California Uniform Commercial Code. Without limiting the foregoing, the Company may, after giving ten (10) days' prior written notice to the Obligor by certified mail at his residence or business address, sell any or all of the Shares in such manner and for such price as the Company may determine, including (without limitation) through a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery. The Company is authorized at any such sale, if it deems it advisable to do so, to restrict the prospective bidders or purchasers of any of the Shares to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Shares, to restrict the prospective bidders or purchasers and the use any purchaser may make of the Shares and impose any other restriction or condition that the Company deems necessary or advisable under the federal and state securities laws. Upon any such sale the Company shall have the right to deliver, assign and transfer to the purchaser thereof the Shares so sold. Each purchaser at any such sale shall hold the Shares so sold absolute, free from any claim or right of any kind. In case of any sale of any or all of the Shares on credit or for future delivery, the Shares so sold may be retained by the Company until the selling price is maid by the purchaser thereof, but the Company shall not incur any liability in case of the failure of such purchaser to take up and Day for the Shares so sold and, in case or any such failure, such Shares may again be sold under the terms of this section. The Obligor hereby agrees that any disposition of any or all of the Shares by way of a private placement or other method which in the opinion of the Company is required or advisable under Federal and state securities laws is commercially reasonable. At any public sale, the Company may (if it is the highest bidder) purchase all or any part of the Shares at such price as the Company deems proper. Out of the proceeds of any sale, the Company may retain an amount sufficient to pay all amounts then due under the Note, together with the expenses of the sale and reasonable attorneys' fees. The Company shall Day the balance of such proceeds, if any, to the Obligor. The Obligor shall be liable for any deficiency that remains after the Company has exercised its rights under this Agreement.

        8. This Agreement shall be governed by and construed in accordance with the laws of the State of California. This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the purchaser and the Obligor's legal representative, heirs, legatees, distributees, assigns and transferees by operation of law. This Agreement contains the entire security agreement between the Company and the Obligor. The Obligor will execute any additional agreements, assignments or documents or take any other actions reasonably required by the Company to preserve and perfect the security interest in the Shares granted to the Company herein and otherwise to effectuate this Agreement.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Obligor has personally executed this Agreement.

"Company"                                   NEUROCRINE BIOSCIENCES, INC.

                                            By /s/ GARY LYONS
                                               ---------------------------------



"Obligor"                                      /s/ PAUL W. HAWRAN
                                               ---------------------------------
                                                        Paul W. Hawran

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED, and pursuant to that certain Security Agreement dated as of March 1, 1997, Paul W. Hawran hereby sells, assigns and transfers unto _______________________________________________________________________
                              (name of transferee)
___________________________(_______) shares of Common Stock of Neurocrine
Biosciences, Inc. , a Delaware Corporation (the "Company") standing in ____________ name on the books of the Company represented by Certificate No.
__________ herewith and hereby irrevocably constitutes and appoints
_______________ Attorney to transfer said stock on the books of the Corporation with full power of substitution in the premises.


Dated:______________


                                        /s/ PAUL W. HAWRAN
                                        ------------------
                                          Paul W. Hawran

                                   EXHIBIT B

                                PROMISSORY NOTE

$87,500.00                                                         March 1, 1997

        Paul W. Hawran ("Obligor"), for value received, hereby promises to pay to the order of Neurocrine Biosciences, Inc., a Delaware corporation ("Payee" or the "Company"), at its principal office, the principal sum of Eighty-Seven Thousand Five Hundred Dollars ($87,500.00) with interest thereon at the rate of six percent (6%) per annum on the unpaid balance of the principal sum. All principal together with all unpaid accrued interest shall be due and payable on March 1, 2000. All payments hereunder shall first be applied towards the payment of accrued and unpaid interest and then shall be applied towards outstanding principal. This Note may be prepaid, in whole or in part, at any time without premium or penalty.

        The principal sum of this Note and all interest accrued to that date shall be forgiven ratably on each of March 1, 1998, March 1, 1999 and March 1, 2000 as long as Obligor continues to provide services for the Company until the relevant date. This Note shall be due and payable in full immediately following the termination of Obligor's employment with the Company prior to March 1, 2000 as a result of death, disability, retirement or other voluntary resignation, or for Cause as set forth in the Employment Agreement dated as of March 1, 1997 between the Company and Obligor.

        In the event that Obligor fails to make payment on any date for payment hereinabove specified of all principal and interest due hereunder on such date, Obligor shall be deemed to be in default hereunder. In the event of such default, Payee may, at Payee's option and in Payee's sole discretion, fifteen
(15) days after giving notice of default to Obligor, accelerate the maturity of all amounts due under this Note by giving notice of such acceleration if such default has not been cured in such fifteen (15) day period.

        This Note currently is unsecured. However, the Company at its discretion may secure this Note with a deed of trust encumbering Obligor's principal residence. In the event of a default hereunder, Payee in addition to its rights to foreclose on such principal residence shall have full recourse to all other remedies available to it. The Company or other holder of this Note shall have full recourse against Obligor, and shall not be required to proceed against such principal residence or other collateral securing this Note in the event of default.

        Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

        If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings, or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Payee.

        Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

        If to Payee:    Neurocrine Biosciences, Inc.
                        3050 Science Park Road
                        San Diego, CA 92121
                        Attn: Chairman, Compensation Committee

        If to Obligor:  Paul W. Hawran
                        P.O. Box 1162
                        Rancho Santa Fe, CA 92067

        Any payment shall be deemed made upon receipt by Payee. Payee or Obligor may change their address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.


                                               OBLIGOR:


                                               /s/ PAUL W. HAWRAN
                                               ------------------
                                               Paul W. Hawran